EXHIBIT 99.1

FOR RELEASE: THURSDAY, JULY 18, 2003

Contact:

Fountain Powerboats, Inc.

Washington, NC

Irving Smith, CFO

ismith@fountainpowerboats.com

252-975-2000

FOUNTAIN POWERBOATS

COMPLETES FINANCING ARRANGEMENT

Washington, NC, July 18, 2003—Fountain Powerboat Industries, Inc. (NASDAQ: FPWR) President and Chief Executive Officer Reginald M. Fountain, Jr. announced the implementation of an $18 million long-term financing arrangement with Bank of America, the proceeds of which are being used by the company to refinance existing long-term debt, pay current liabilities, and provide additional operating funds.

Fountain Powerboats has reported three consecutive quarters of operating profit and is in the process of closing its fourth fiscal quarter ended on June 30 during which it recorded strong sales. Mr. Fountain stated, “We believe the results of our operations during fiscal 2003, combined with the new financing, put us in a strong financial position going into our 2004 fiscal year.”

The loan is secured by certain assets of Fountain Powerboats and Mr. Fountain and has been guaranteed by Brunswick Corporation, a division of which supplies marine engines used in the company’s products.

# # #

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include but are not limited to, customer acceptance of the company’s services, products and fee structures, the success of the company’s brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Power Boat Industries, Inc. business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting our Operating Results” sections of Fountain Power Boat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).